SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2017

AIRBORNE WIRELESS NETWORK
(Exact name of Company as specified in its charter)

Nevada	333-179079	27-4453740
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

4115 Guardian Street, Suite C, Simi Valley, California 93063
(Address of principal executive offices)

(805) 583-4302
(Company’s Telephone Number)
____________________________________________________ (Former name, address and telephone number specified on last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 1, 2017, Airborne Wireless Network, a Nevada corporation (the “Company”), and Michael J. Warren entered into and executed a written Employment Agreement (the “Employment Agreement”). Pursuant to the employment agreement, Mr. Warren shall serve as the Company’s Chief Executive Officer.

The Company shall pay Mr. Warren an annual salary of $180,000 per year. The Company has also agreed to pay for Mr. Warren’s housing. Additionally, annually, upon the first day of January for which Mr. Warren is employed, Mr. Warren shall receive at least 2,000,000 stock options at $2.00 per share for the first year, $2.75 per share for the second year, and $3.25 for the third year.

The foregoing information regarding the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by this reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Certain Officer

On February 1, 2017, our board of directors appointed Michael J. Warren as our Chief Executive Officer.

Mr. Warren is 64 years old. Mr. Warren obtained a Bachelor of Arts degree in Political Science from the University of Missouri in 1975. Mr. Warren also graduated from the U.S. Marine Corps University in Quantico, Virginia in 1990, majoring in Strategic Planning and Operational Planning. Mr. Warren is, also, certified as a Counter Terrorism Planner, as a Counterinsurgency Expert and in numerous security and safety courses.

From July 2012 through January 2017, Mr. Warren served as the Regional Operations and Security Director for ECC International in Afghanistan. In that capacity, he supervised the security of 18 major Department of Defense Construction Projects, totaling $1,000,000,000, including a $500,000,000 Asia Development Bank road project building the Ring Road from Herat to Mazer-e-Sharif, and one $50,000,000 USAID Infrastructure Development project with the Afghan Ministry of Mines, Oil, and Gas. Prior to being the Regional Operations and Security Director for ECC, Mr. Warren was the Director of Operations, Security & Safety for Checchi & Company Consulting, Inc., in Afghanistan, where he focused on the Measurement and Evaluation Program under contract with USAID.

Mr. Warren has never been a director of a public company. Moreover, Mr. Warren has never been involved in any legal or regulatory proceedings during the last 10 years.

As Mr. Warren has an extensive background in project management and has served with numerous companies in the computer hardware and software industry, playing an integral role in the company’s growth and expansion, our board of directors has determined it is in our best interest to appoint Mr. Warren as our Chief Executive Officer.

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ITEM 7.01. REGULATION FD

On February 16, 2017, the Company issued a press release announcing the appointment of Michael J. Warren as Chief Executive Officer of the Company.

A copy of that press release is attached to this Current Report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this ITEM 7.01 and in that press release is deemed to be “furnished” and shall not be deemed to be “filed” for purpose of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth this ITEM 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01 Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Airborne Wireless Network and Michael J. Warren dated February 1, 2017

99.1	Press Release dated February 16, 2017, announcing the appointment of Michael J. Warren as Chief Executive Officer of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: February 21, 2017	By:	/s/ J. Edward Daniels
J. Edward Daniels
President

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Airborne Wireless Network and Michael J. Warren dated February 1, 2017

99.1	Press Release dated February 16, 2017, announcing the appointment of Michael J. Warren as Chief Executive Officer of the Company.

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